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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8/S-3 of our report dated January 28, 2000 relating to the financial statements, which appear in the Vixel Corporation Annual Report on Form 10-K for the year ended January 2, 2000.



PricewaterhouseCoopers LLP

Seattle, Washington
June 7, 2000



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